TO:  The Securities and Exchange Commission
     Washington, D.C.  20549

RE:  Above Average Investments, Ltd.


                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No.1 to Registration Statement No. 333-37198 of Above Average Investments, Ltd. on Form SB-2 of our report dated September 24, 1999 on the financial statements of Above Average Investments, Ltd. appearing in the Prospectus, which is part of this Registration.


We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.




Kish, Leake, and Associates
Englewood, Colorado
July 18, 2000